UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2018

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 South Grant Street, Fitzgerald, Georgia		31750
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (229) 426-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Colony Bank (the “Bank”), a wholly-owned subsidiary of Colony Bankcorp, Inc. (the “Registrant”), is party to a retention agreement with each of the following executive officers: Edward P. Loomis, its President and Chief Executive Officer, Terry L. Hester, its Executive Vice President and Chief Financial Officer, Lee A. Northcutt, its Executive Vice President and East Regional Executive Banking Officer, M. Eddie Hoyle, Jr., its Executive Vice President and West Regional Executive Banking Officer, Edward Lee Bagwell, III, its Executive Vice President, Chief Credit Officer and In-house Legal Counsel and J. Stan Cook, its Executive Vice President and Chief Operating Officer.

On February 20, 2018, the Compensation Committee and the Board of Directors of both the Bank and the Registrant approved a renewal agreement with each of the above executive officers, pursuant to which the expiration date of each retention agreement was extended from March 27, 2018 to March 31, 2021. The renewal agreement also includes a change to the confidentiality covenant contained within the retention agreement.

A description of the material terms of the retention agreements was included in the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-12436) as filed with the Securities and Exchange Commission on April 27, 2017, and such description is incorporated herein by reference.

The renewal agreements will be filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: February 20, 2018	By	/s/ Terry L. Hester
Terry L. Hester
Chief Financial Officer

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